EMPLOYMENT AGREEMENT

         AGREEMENT made as of the l0th day of January, 1998 by and between HAUPPAUGE DIGITAL) INC., with offices at 91 Cabot Court, Hauppauge, New York 11788 (the "Company") and KENNETH R. AUPPERLE (the "Executive").

         WHEREAS, the Company and the Executive are parties to an employment agreement (the "Former Employment Agreement") that by its terms is to expire on January 10, 1998; and

         WHEREAS, the parties wish to enter into a new employment agreement containing the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

1.       EMPLOYMENT

         1.1 The parties hereto acknowledge that with the exception of that stock option grant for 150,000 shares of Common Stock of the Company, as provided in Section 12 of the Former Employment Agreement, which grant shall be deemed to continue in effect in accordance with the terms of the Former Employment Agreement, and $21,562 of unpaid deferred salary, all obligations of the parties due and owing under the Former Employment Agreement have been fulfilled and except with respect to such stock option grant, the Former Employment Agreement is hereby terminated in its entirety.

         1.2 The Company hereby employs the Executive, and the Executive hereby accepts employment as President, Treasurer, Chief Financial Officer and Chief Operating Officer of the Company upon the terms and conditions hereafter set forth. The Executive shall also serve in such capacity for each of the Company's subsidiaries, unless otherwise agreed to by the parties.

2.       TERM.

         2.1 Subject to Section 12 below and further subject to Section 2.2 below, the term of this Agreement shall commence on January 10, 1998 and end on January 9, 2001. Each twelve (12) month period from January 10 through January 9 during the term hereof shall be referred to as an "Annual Period".

         2.2 Subject to Section 12 below, unless the Board of Directors or the Executive shall determine to the contrary and shall so notify the other in writing on or before the end of any Annual Period, as hereinbefore defined, then at the end of each Annual Period hereunder, the term of this Agreement shall automatically be extended for one (1) additional Annual Period to be added at the end of the then current term of this Agreement.

3.       DUTIES.

         3.1. Excluding periods of vacation, illness and disability to which the Executive is entitled, as hereinafter provided, the Executive agrees to devote his full time, attention and energies during normal business hours to the business and affairs of the Company in a faithful and diligent manner during the term of this Agreement.

         3.2 Nothing contained in this Agreement shall be construed to prevent the Executive, during the term of this Agreement from, (A) serving on corporate, civic or charitable boards or committees, (B) delivering lectures, fulfilling speaking engagements or teaching at educational institutions, and (C) making investments of any passive nature in any business (The making of an investment of 5% or more in any company, without the consent of the board of directors, shall be presumed to be not of a passive nature.); provided that all such activities and investments do not interfere with the performance of the Executive's duties hereunder or cause or result in a violation of Section 10 of this Agreement. The Executive's ownership interest in Ladokk Realty Co. is acceptable to the Company.

4.       COMPENSATION.

         4.1      Base Compensation.

                  4.1.1 During the first three Annual Periods during the term of this Agreement, the Executive shall be paid the following minimum Base
Compensation:

                                    1998-   $125,000
                                    1999-   $150,000
                                    2000-   $180,000

                  4.1.2 For each Annual Period that this Agreement continues in effect beyond the year 2000, the Executive shall receive an increase to his Base Compensation as determined by mutual agreement of the Company and the Executive, and if they cannot agree, then his Base Compensation shall be identical to that payable during the preceding Annual Period.

                  4.1.3 The Executive's Base Compensation shall be paid in the same manner as that paid to other executives of the Company.

         4.2      Bonus.

                  4.2.1 At the end of each fiscal year of the Company, during the term of this Agreement, commencing with the fiscal year ended September 30,1998, the Executive shall be paid a bonus ("Bonus") as follows:

                           A. An amount equal to 2% of the Company's earnings excluding earnings  that are not from  operations  and
                                    before  reduction  for  interest  and income
                                    taxes ("EBIT'),  provided that the Company's
                                    EBIT for the applicable  fiscal year exceeds
                                    120% of the prior fiscal  year's EBIT and if
                                    not,  than 1 % of the  Company's  EBIT.  The
                                    determination  of  EBIT  shall  be  made  in
                                    accordance   with  the   Company's   audited
                                    financial statements in its filings with the Securities and Exchange Commission on its Form 10-KSB or Form 10-K

                           B. The Bonus shall be payable in full, in cash, no later than 120 days after the close of the applicable fiscal year for which the Bonus is being paid.

                           C. If the Executive's employment is terminated prior to the conclusion of a fiscal year of the Company, then his Bonus, unless otherwise provided in this Agreement, shall be prorated to the date of close of the Company's following fiscal quarter, based upon the financial results to such period.

                  4.2.2 In addition to the foregoing, the Executive shall be entitled to such other bonuses and raises as the Board of Directors of the Company, in its sole discretion, shall determine.

         4.3 Automobile Allowance. During the term of this Agreement, the Company shall pay all of the Executive's reasonable expenses for the use and maintenance of his automobile, such as gasoline, oil, tires, repairs and automobile insurance. In addition, the Executive shall be entitled to $500 per month payable on the first day of each month, to reimburse the Executive for the purchase or lease of an automobile at any time acquired by him.

         4.4 Bonus Upon Change In Control. Upon a Change of Control as hereinafter defined, the Executive shall be entitled to the payment of that bonus specified in Section 13.2 of this Agreement.

5.       EXPENSES.

         The Company will arrange for the payment of reasonable expenses incurred by the Executive, in furtherance of or in connection with the business of the Company, including, but not limited to, all travel expenses and all entertainment expenses, whether incurred at the Executive's residence, while traveling, or otherwise. The Company also recognizes that, in the performance of his duties, the Executive may be required to entertain various persons and representatives of organizations with whom the Company has or would like to have business relationships. The Company will arrange for the prompt reimbursement of these expenses upon presentation by the Executive of expense vouchers for such expenses. In no event shall the Executive incur any expenses in excess of $5,000 without the approval of another executive officer of the Company.

6.       VACATIONS.

         At all times throughout the term of this Agreement, the Executive shall be entitled to paid vacations of not less than twenty (20) business days for each Annual Period of this Agreement, to be taken at such times as determined by the Executive. All vacation days not utilized shall be deemed forfeited.

7.       DISABILITY.

         If the Executive is unable to perform his duties hereunder by reason of any illness, physical or mental disability or incapacity, for 125 business days during any consecutive twelve (12) month period, he shall be entitled to the full payment of his compensation under Section 4 and benefits under Section 8 during such 125 business days, less such benefits or compensation as payable to the Executive by reason of State, Federal, Social Security, disability, worker's compensation or comparable government benefits and the policies of disability insurance procured by the Company for the Executive. The determination of the Executive's illness, physical or mental disability shall be determined in accordance with the terms of the disability insurance policy procured by the Company, or if such policy is not then in effect as reasonably determined by the Executive's medical doctor. During a continuation of the foregoing disability and prior to the termination of his employment, the Executive shall not be entitled to his compensation under Sections 4.1 and 4.3, but shall be entitled to all other compensation under Section 4 and benefits under Section 8 payable under this Agreement. Under no circumstance shall the Executive receive less than that amount of disability insurance maintained for him by the Company. The Company shall be required to obtain disability insurance in such amount and with such reasonable waiting period and terms as determined by the board of directors of the Company.

8.       OTHER BENEFITS.

         8.1 Medical Insurance. At all times throughout the term of this Agreement, and as otherwise provided in this Agreement, the Company shall maintain in full force and effect, and pay timely the premiums due on, a policy or policies of major medical and hospitalization insurance for the benefit of the Executive and his immediate family, with benefits similar to that supplied for other executives of the Company. In lieu of the foregoing, the Executive may elect to receive direct payment from the Company of such equivalent amount as would otherwise be payable by the Company for such insurance.

         8.2 Life Insurance. At all times throughout the term of this Agreement, and as otherwise provided in this Agreement, the Company shall pay in full, each year, in advance, the premiums on a term life insurance policy or policies in the amount of $500,000 on the life of the Executive, owned by the Executive, or his spouse, or a trust for their benefit or the benefit of the Executive's family.

         8.3 Other Benefits. This Agreement is not intended to and shall not be deemed to be in lieu of any other rights, benefits and privileges to which the

Executive may be entitled as an executive of the Company or as a participant under any other retirement, pension, profit-sharing, or stock option plan of the Company, and it is understood that the Executive shall have the same rights and privileges to participate in such plans and benefits as any other executive of the Company during his period of employment.

9.       CONFIDENTIAL INFORMATION.

         9.1 The Executive will not, during or subsequent to his employment hereunder, without the consent of the Board of Directors of the Company, divulge, furnish or make accessible to any person or entity (except to employees of the Company, as may be necessary in the regular course of the business of the Company and except as may be required pursuant to any court order, judgment or decision from any court of competent jurisdiction) any knowledge or information, customer lists, techniques, processes, formulas, machinery, plans, devices or materials of the Company with respect to any confidential or secret development or research work of the Company or with respect to any other confidential or secret aspect of the business of the Company ("Confidential Information"). The foregoing shall not apply to information which is in the public domain on the date hereof; which after it is disclosed to the Executive by the Company is published or becomes part of the public domain through no fault of the Executive; or, after the Executive is no longer employed by the Company, which is thereafter disclosed to the Executive in good faith by a third party who is not under any obligation of confidence or secrecy to the Company with respect to such information at the time of disclosure to him. Upon termination of this Agreement, the Executive shall return to the Company all Confidential Information in his possession.

         9.2 In the event of a violation of this Section, the Company shall be entitled, in addition to any other relief at law or in equity, and without any election of remedy limitation, to injunctive relief in a Court of competent jurisdiction.

10.      COVENANT NOT TO COMPETE.

         10.1 Provided the Company is not in default of any of its obligations under this Agreement, the Executive agrees that at all times during the term of this Agreement, and for one (1) year after its termination, not to, directly or indirectly, on his own or in concert with others, for his own behalf or in behalf of others:

                  10.1.1 persuade or attempt to persuade, sell, solicit the sale, offer to sell, or make sales calls to any person or entity, which is a customer, client or supplier of the Company, or was its customer, client or supplier within twelve (12) months prior to the termination of his employment by the Company, with respect to any products or services sold by the Company, and any products or services similar to that sold by the Company or the Company, except on behalf of the Company; or

                  10.1.2 own an equity interest in, loan money to, or serve as a consultant, director or officer of, or be employed by or for, any corporation, partnership or business entity which competes, directly or indirectly, with the business of the Company, except that the Executive shall not be prohibited from owning an equity interest in a competitor thereof which is not in excess of five (5%) percent of the outstanding shares of such competitor whose common stock is regularly traded on a national stock exchange or quoted by NASDAQ and further provided that after the termination of this Agreement, the Executive shall not be prohibited from owning any equity interest in or working for any company located in any country located at and which sells its competing products exclusively in a country or countries where none of the Company's products are sold; or

                  10.1.3 interfere with, attempt to interfere with, solicit, persuade. or attempt to persuade, or entice away any of the Company's employees.

         10.2 In the event of a violation of this Section the Company shall be entitled, in addition to any other relief at law or in equity, and without any election of remedy limitation to injunctive relief in a Court of competent jurisdiction.

         10.3 The provisions of this Section 10 shall not be applicable to any period after the termination of this Agreement if the Company has not offered to renew this Agreement on terms at least as favorable as the terms and conditions provided herein during such period.

11.      LIFE INSURANCE FOR THE BENEFIT OF THE COMPANY.

         The Company may apply for and own life insurance on the life of the Executive for the benefit of the Company in such amounts as the Board of Directors may, from time to time determine. The Company shall pay the premiums as they become due on any such insurance policies, and all dividends and cash value and proceeds on such insurance shall belong to the Company. The Executive shall give his full cooperation, including submission to medical examinations, to enable the Company to purchase the aforesaid insurance.

12.      TERMINATION.

         12.1     Termination by the Company

                  12.1.1 Termination for Cause. The Company may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean
(A) engaging by the Executive in conduct that is in violation of Sections 9 or 10 of this Agreement; (B) the conviction of the Executive for the commission of a felony; (C) the habitual abuse of alcohol or controlled substances; (D) the failure of the Executive to be present for work for a period of sixty (60) business days during any consecutive twelve (12) month period for reason other than vacation, illness, physical or mental disability or incapacity and/or (E) the wilful failure of the Executive to perform his duties under this Agreement. Notwithstanding anything to the contrary in this Section 12.1.1 the Company may not terminate Executive's employment under this Agreement for Cause unless the Executive shall have first received notice from the Board of Directors advising the Executive of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after the Executive shall have had a reasonable opportunity (at least 10 days from the date Executive receives the notice from the Board of Directors) to correct the acts or omissions so complained of. In the event of the termination of this Agreement for Cause, the Executive shall be entitled to no further compensation, or expense reimbursement that accrues after the date of termination of this Agreement.

                  12.1.2 Termination for Disability. The Company may terminate Executive's employment under this Agreement while the Executive is incapacitated, and not performing his duties if, as a result of any illness, physical or mental disability, or incapacity, Executive shall have failed to perform his duties under this Agreement for any prior period of 125 business days during any consecutive twelve (12) month period. If Executive's employment is terminated under this Section 12.1.2: (A) for the first six (6) months after termination, Executive shall be paid 100% of his compensation under Section 4 of this Agreement and for the following six (6) months Executive shall be paid an amount equal to fifty (50%) percent of his compensation under Section 4 of this Agreement and thereafter he shall receive no compensation under Section 4 of this Agreement, and (B) the Company shall pay for a period until three (3) years from the date of termination of his employment all benefits under Sections 8.1 and 8.2 of this Agreement. Any amounts payable by the Company to the Executive under this Section with respect to Section 4 shall be reduced by the amount of any disability payments paid pursuant to disability insurance actually received by the Executive or his beneficiary.

                  12.1.3 Termination Upon Death. The Company shall cause to be immediately paid the proceeds of the insurance pursuant to Section 8.2 of this Agreement. This Agreement shall automatically terminate upon the death of Executive and no further compensation or expenses shall be payable, except that Executive's estate shall be entitled to receive the pro-rata amount of any Bonus payable under Section 4.2 and any profit sharing plans that the Company may institute for the period prior to Executive's death and any other amount to which Executive was entitled at the time of his death. All health insurance and other benefits applicable to Executive's immediate family pursuant to Section
8.1 shall continue for thirty-six (36) months from the date of Executive's death and be paid for by the Company.

         12.2.    Termination by Executive

                  12.2.1 The Executive shall have the right to terminate his employment under this Agreement upon thirty (30) days' notice to Company given within ninety (90) days following the occurrence of any of the following events
(A) through (E) or within one (1) year following the occurrence of event (F):

                    (A)  the Executive is not elected or retained as provided in
                         Section 1.2 of this Agreement;

                    (B) the Company acts to materially reduce Executive1s duties and responsibilities under this Agreement;

                    (C) the Company acts to change the geographic location of the performance of Executive's duties from the New York Metropolitan area. For purposes of this Agreement, the New York Metropolitan area shall be deemed to be the area within 50 road miles of Company's present offices;

                    (D) a failure by Company to obtain the assumption of this Agreement by any successor;

                    (E) a breach of any of the terms of this Agreement by the Company, which is not cured within thirty (30) days of written notice by the Executive to the Company of such breach; and

                    (F) a "Change of Control" by which a person (other than a person who is both an officer date and a Director of Company on the effective hereof), including a "group" as defined in Section 1 3(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) or the composition of the Board of Directors of the Company changes so that present members of the Board of Directors of the Company no longer hold a majority of the seats.

                  12.2.2 If the Company shall terminate Executive's employment in any way that is a breach of this Agreement, or if Executive shall terminate this Agreement under Section 12.2.1 of this Agreement, the Company's obligations shall be absolute and unconditional and not subject to any offset or counterclaim and the Executive shall continue to be entitled to receive all amounts provided for by Section 13 of this Agreement regardless of the amount of compensation he may earn with respect to any other employment he may obtain, provided the Company shall be entitled to offset any compensation received by the Executive after one (1) year from any other employer. Notwithstanding the foregoing, the Executive shall have no responsibility to mitigate his damages at any time.

13.   CONSEQUENCES OF BREACH BY COMPANY: EMPLOYMENT TERMINATION.

         13.1 If this Agreement is terminated pursuant to Section 12.2.1 (A)-(E) hereof, or if the Company shall terminate Executive's employment under this Agreement in any way that is a breach of this Agreement by the Company, the following shall apply;

                  13.1.1 Executive shall receive a cash payment equal without discount to Executive's total compensation under Section 4 and benefits under Section 8 of this Agreement, for the remainder of the term hereof, payable within thirty (30) days of the date of such termination, except that Bonuses shall be paid for the remainder of the term promptly when determined;

                  13.1.2 Executive shall be entitled to the immediate payment of all unpaid accrued compensation and benefits under this Agreement;

                  13.1.3 All stock options, warrants and stock appreciation rights granted by Company to Executive under any plan or otherwise prior to the date of termination shall become vested, accelerate and become immediately exercisable, where relevant at an exercise price of 10(cents) per share. In the event Executive owns or is entitled to receive any unregistered securities of Company, the Company shall use its best efforts to cause the registration of all such securities as soon as practicable, but no later than 120 days after the date of termination of this Agreement or ninety (90) days after the close of the Company's fiscal year, if such close occurs during the ninety (90) days after the termination of this Agreement; provided, however, that such period may be extended or delayed by Company for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Company is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Company because of the existence of non-public material information, or to allow Company to complete any pending audit of its financial statements;

         13.2 If this Agreement is terminated pursuant to Section 12.2.1(F), then the Executive shall be entitled to a one-time bonus equal to three (3) times the amount of his Average Annual Compensation, as hereinafter defined, received by him during the thirty-six (36) month period preceding the date of the Change of Control. Average Annual Compensation shall include all salaries, bonuses and benefits, paid or accrued pursuant to Sections 4 and 8 of this Agreement during the thirty-six (36) month period preceding the date of the Change of Control. Said bonus shall be paid within thirty (30) days from the date of the notice of termination by the Executive. Payment of the Bonus hereunder shall constitute full payment of all of the Company's obligations under Section 4 of the Agreement that were not accrued prior to the date of the notice of termination by the Executive.

         13.3 In the event of the termination of Executive's employment by the Company, other than pursuant to Section 12.1 of this Agreement, or if the Executive terminates this Agreement pursuant to Section 12.2 of this Agreement, or in the event the Company delays for more than 15 days the making of any payment required to be made hereunder, without in any way excusing Company's obligations under this Agreement, the provisions of Section 10 shall not apply to the Executive.

14.      REMEDIES

         The Company recognizes that because of the Executive's special talents, stature and opportunities in the industry, in the event of termination by Company hereunder (except under

Section 12.1.1) before the end of the agreed term, Company acknowledges and agrees that the provisions of this Agreement regarding further payments of Base Compensation, expenses, Bonuses and the exercisability of stock options, warrants and stock appreciation rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts Executive might earn or be able to earn from any other employment of ventures during the remainder of the agreed term of this Agreement.

15.      EXCISE TAX.

         In the event that any payment or benefit received or to be received by Executive in connection with a termination of his employment with Company would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 of the Code or any similar or successor provision then the Company shall assume all liability for the payment of any such tax and the Company shall immediately reimburse Executive on a "grossed-up" basis for any income taxes attributable to Executive by reason of such Company payment and reimbursements.

16.      ARBITRATION.

         Any controversies between Company and Executive involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 9 and 10 hereof, shall on the written request of either party served on the other by submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association and shall be before three (3) arbitrators. Judgment may thereafter be entered upon any award in any court of competent jurisdiction. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. Three (3) arbitrators shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

17.      ENTIRE AGREEMENT: SURVIVAL.

         17.1 This Agreement contains the entire Agreement between the parties with respect to the transactions contemplated herein and supersedes, as of the effective date hereof any prior agreement or understanding between Company and Executive with respect to Executive's employment by Company. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Executive and the Company. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

         17.2 The provisions of this Agreement shall survive the termination of this Agreement.

18.      ASSIGNMENT

         This Agreement shall not be assigned to other parties, but shall be binding upon any purported successors and assigns of Company.

19.      GOVERNING LAW.

         This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of New York, without regard to the conflicts laws principles thereof.

20.      NOTICES.

         20.1 All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given and received when:

                  (A)      delivered by hand;

                  (B) three (3) days after sent by telex or telefax, (with receipt confirmed)1 provided that a copy is mailed by registered or certified mail, return receipt requested; or

                  (C) two (2) days after sent by express delivery service (receipt requested) in each case to the appropriate address as the party may designate to itself by notice to the other parties:

                           (i)      if to the Company:

                                    Hauppauge Digital, Inc.
                                    91 Cabot Court
                                    Hauppauge, New York 11788
                                    Attention: President
                                    Telephone:       516-434-1600
                                    Fax:             516-434-3198

                           (ii)     if to the Executive:

                                    Kenneth R. Aupperle
                                    91 Cabot Court
                                    Hauppauge, New York 11788
                                    Telephone:       516-434-1600
                                    Fax:             516-434-3198

21.      SEVERABILITY OF AGREEMENT.

         Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, or in arbitration, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                                HAUPPAUGE DIGITAL, INC.

                                                By:/s/ Kenneth Plotkin
                                                ------------------------------


                                                /s/ Kenneth R. Aupperle
                                                ------------------------------
                                                Kenneth R. Aupperle - Executive